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                                                                     EXHIBIT 1.3



                          FINANCIAL ADVISORY AGREEMENT



                 This Agreement is made and entered into as of the _____ day of __________, 1997, between DIDAX INC. (the "Company") and Barron Chase Securities, Inc. (the "Financial Advisor").

                             W I T N E S S E T H :

                 WHEREAS, The Company has engaged the Financial Advisor to act as the Representative of the Underwriters in connection with the public offering of the Company's securities; and

                 WHEREAS, the Financial Advisor has experience in providing financial and business advice to public and private companies; and

                 WHEREAS, the Company is seeking and the Financial Advisor is willing to furnish business and financial related advice and services to the Company on the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of, and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                 1. PURPOSE. The Company hereby engages the Financial Advisor on a non-exclusive basis for the term specified in this Agreement to render financial advisory and consulting advice to the Company as an investment banker relating to financial and similar matters upon the terms and conditions set forth herein. However, the advisory will only be rendered if specifically requested in writing by the CEO of the Company.

                 2. REPRESENTATIONS OF THE FINANCIAL ADVISOR AND THE COMPANY. The Financial Advisor represents and warrants to the Company that (i) it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that it is engaged in the securities brokerage business; (ii) in addition to its securities brokerage business, the Financial Advisor provides consulting advisory services; and (iii) it is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Financial Advisor is bound. The Company acknowledges that the Financial Advisor is in the business of providing financial services and consulting advice (of the type contemplated by this Agreement) to others and that nothing herein contained shall be construed to limit or restrict the Financial Advisor in conducting such business with respect to others, or rendering such advice to others.

                 3. DUTIES OF THE FINANCIAL ADVISOR. During the term of this Agreement, the Financial Advisor will provide the Company
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with consulting advice as specified below at the request of the Company, provided that the Financial Advisor shall not be required to undertake duties not reasonably within the scope of the consulting advisory service in which the Financial Advisor is engaged generally. In performance of these duties, the Financial Advisor shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Financial Advisor's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Financial Advisor's discretion.

                 The Financial Advisor's duties may include, but will not necessarily be limited to:

                          1)      Advice relating to corporate financing
                                  activities;

                          2) Recommendations relating to specific business operations and investments;

                          3)      Advice relating to financial planning; and

                          4) Advice regarding future financings involving securities of the Company or any subsidiary.

                 4. TERM. The term of this Agreement shall be for thirty-six (36) months commencing on the first day of the month following the Company's receipt of the proceeds from the contemplated public offering (the "Commencement Date"); provided, however, that this Agreement may be renewed or extended upon such terms and conditions as may be mutually agreed upon by the parties hereto.

                 5. FEE. The Company shall pay the Financial Advisor a fee of $108,000 for the financial services to be rendered pursuant to this Agreement, all of which shall be payable at the Closing Date of the Company's proposed public offering.

                 6.       EXPENSES.        In addition to the fees payable
hereunder, the Company shall reimburse the Financial Advisor, within five (5) business days of its request, for any and all reasonable out-of-pocket expenses incurred in connection with the services performed by the Financial Advisor and its counsel pursuant to this Agreement, including (i) reasonable hotel, food and associated expenses; (ii) reasonable charges for travel; (iii) reasonable long-distance telephone calls; and (iv) other reasonable expenses spent or incurred on the Company's behalf. All such expenses in excess of $500 shall be pre-approved by the Company.

                 7. INTRODUCTION OF CUSTOMERS, ORIGINATION OF LINE OF CREDIT AND SIMILAR TRANSACTIONS. In the event the Financial Advisor originates a line of credit with a lender or a corporate partner, the Company and the Financial Advisor will mutually agree on a satisfactory fee and the terms of payment of such fee.





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In the event the Financial Advisor introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee of five percent (5%) of total sales generated directly from this introduction during the first two years following the date of the first sale. Total sales shall mean cost receipts less any applicable refunds, returns, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made by or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customers' payments. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

                 All fees to be paid pursuant to this paragraph, except as otherwise specified, are due and payable to the Financial Advisor in cash at the closing or closings of any transaction specified in this paragraph. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, the Financial Advisor shall be entitled to a full fee as provided under this paragraph for any transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of twelve months after non-renewal or termination of this Agreement. Nothing herein shall impose any obligation on the part of the Company to enter into any transaction or to use any services of the Financial Advisor offered pursuant to this paragraph or this Agreement.

                 8. USE OF ADVICE BY THE COMPANY; PUBLIC MARKET FOR THE COMPANY'S SECURITIES. The Company acknowledges that all opinions and advice (written or oral) given by the Financial Advisor to the Company in connection with the engagement of the Financial Advisor are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Financial Advisor to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to the Financial Advisor, or use of the Financial Advisor's name in any annual reports or any other reports or releases of the Company without the prior written consent of the Financial Advisor.

                 The Company acknowledges that the Financial Advisor makes no commitment whatsoever as to making a public trading market in the Company's securities or to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports that may be prepared by the Financial Advisor will, when and if prepared, be done solely on the merits





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or judgment and analysis of the Financial Advisor or any senior corporate finance personnel of the Financial Advisor.

                 9. COMPANY INFORMATION; CONFIDENTIALLY. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Financial Advisor will use and rely on data, material and other information furnished to the Financial Advisor by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Financial Advisor may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. In addition, in the performance of its services, the Financial Advisor may look to such others for such factual information, economic advice and/or research upon which to base its advice to the Company hereunder as the Financial Advisor shall in good faith deem appropriate.

                 Except as contemplated by the terms hereof or as required by applicable law, the Financial Advisor shall keep confidential all non-public information provided to it by the Company, and shall not disclose such information to any third party without the Company's prior written consent, other than such of its employees and advisors as the Financial Advisor determines to have a need to know.

                 10. INDEMNIFICATION. The Company shall indemnify and hold harmless the Financial Advisor against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, (the "Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are in connection with the services rendered by the Financial Advisor or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of willful misconduct or willful omissions of the Financial Advisor. In addition, the Company shall also indemnify and hold harmless the Financial Advisor against any and all reasonable costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

                 The Financial Advisor shall give the Company prompt notice of any such liability, claim or lawsuit which the Financial Advisor contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

                 The Financial Advisor shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits,





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including any and all awards and/or judgments to which it may become subject under the Act, the 1934 Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are based upon willful misconduct or willful omissions of the Financial Advisor. In addition, the Financial Advisor shall also indemnify and hold the Company harmless against any and all reasonable costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

                 The Company shall give the Financial Advisor prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of the Financial Advisor's indemnification and the Financial Advisor thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

                 11. THE FINANCIAL ADVISOR AS AN INDEPENDENT CONTRACTOR. The Financial Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Financial Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

                 12.      MISCELLANEOUS.

                 (a) This Agreement between the Company and the Financial Advisor constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

                 (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified or registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

If to the Company:         Dr. Robert C. Varney, Chairman
                           DIDAX INC.
                           4501 Daly Drive, Suite 103
                           Chantilly, Virgina 20151


Copy to:                   Charles J. Renner, Esq.
                           Berman Wolfe & Rennert, P.A.
                           NationsBank Tower, Suite 3500
                           100 Southeast Second Street





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                           Miami, Florida  33131

If to the
 Financial Advisor:        Robert T. Kirk, President
                           Barron Chase Securities, Inc.
                           7700 West Camino Real
                           Boca Raton, Florida 33433

Copy to:                   David A. Carter, P.A.
                           2300 Glades Road, Suite 210W
                           Boca Raton, Florida 33431


                 (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

                 (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

                 (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

                 (f) This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Palm Beach County, Florida, and they hereby submit to the exclusive jurisdiction of the courts of the State of Florida located in Palm Beach County, Florida and of the federal courts in the Southern District of Florida with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in paragraph 12(b) hereof.

                 (g) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Financial Advisor.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                               Very truly yours,

                               DIDAX INC.

                        BY:
                           ------------------------------
                           Dr. Robert C. Varney, Chairman
----------------------

                           BARRON CHASE SECURITIES, INC.


                        BY:
                           ------------------------------
                           Robert T. Kirk, President
---------------------------